Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Emmis Communications Corporation (the “Company”), that, to his knowledge:

(1)	the Annual Report of the Company on Form 10-K for the period ended February 28, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2013

/s/ JEFFREY H. SMULYAN
Jeffrey H. Smulyan
Chairman of the Board, President and
Chief Executive Officer